EIN
30-0489767

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation

(PURSUANT TO NRS 78)

Filed in the office of	Document Number
[signature]	20070813387-59
Ross Miller	Filing Date and Time
Secretary of State	11/28/2007 7:32 AM
State of Nevada	Entity Number
	E0833282007-0

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. **Name of Corporation:**	Hydrogen Motors Inc.
2. **Resident Agent Name and Street Address:** (must be a Nevada address where process may be served)	Corporate Creations Network Inc. Name 8275 South Eastern Avenue #200 / Las Vegas / Nevada 89123 (MANDATORY) Physical Street Address / City / Zip Code (OPTIONAL) Mailing Address / City / State / Zip Code
3. **Shares:** (number of shares corporation is authorized to issue)	Number of shares with par value: 75,000,000 / Par value per share: $ $.001 / Number of shares without par value:
4. **Names & Addresses of the Board of Directors/Trustees:** (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than 3 directors/trustees)	1. Paul Rozenberg Name 2230 George C. Marshall #321 / Falls Church / VA / 22043 Street Address / City / State / Zip Code 2. Name Street Address / City / State / Zip Code 3. Name Street Address / City / State / Zip Code
5. **Purpose:** (optional - see instructions)	The purpose of this Corporation shall be:
6. **Name, Address and Signature of Incorporator:** (attach additional page if more than 1 incorporator)	Corporate Creations International Inc. Name X [signature] Samantha Simons, Asst. Secretary Signature 11380 Prosperity Farms Road #221E / Palm Beach Gardens / FL / 33410 Address / City / State / Zip Code
7. **Certificate of Acceptance of Appointment of Resident Agent:**	I hereby accept appointment as Resident Agent for the above named corporation. X [signature] / November 28, 2007 Authorized Signature of R. A. or On Behalf of R. A. Company / Date Valerie Hawk, Asst. Secretary

This form must be accompanied by appropriate fees.